EXHIBIT 23.02

            CONSENT OF INDEPENDENT REGESTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2006, relating to the consolidated financial statements of BluePhoenix Solutions Ltd. appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                     Ziv Haft

                                        Certified Public Accountants (Isr.)
                                                 BDO Member firm

Tel-Aviv, Israel
April 17, 2006